UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2015

Joe’s Jeans Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)
(323) 837-3700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 17, 2015, Mr. Peter Kim delivered a letter to Joe’s Jeans Inc. (the “Company”) in which Mr. Kim informed the Board of Directors of the Company (the “Board”) that he was tendering his resignation as a member of the Board effective immediately. Mr. Kim’s letter also stated that he was not resigning from his positions as Chief Executive Officer and a manager of Hudson Clothing, LLC, Chief Executive Officer and a director of Hudson Clothing Holdings, Inc. or Chief Executive Officer and a director of HC Acquisition Holdings, Inc.

Mr. Kim’s resignation letter did not disclose any reason for his resignation.  Mr. Kim stated in a press release dated February 17, 2015 issued on his behalf that he has asked the Board to permit B. Riley access, under appropriate confidentiality arrangements, to the Company’s financial information and records to facilitate Mr. Kim in making any decisions.  The press release stated that there can be no assurance that Mr. Kim will make any proposal with respect to the Company.  To date, the Company has not permitted B. Riley that access because, in part, the Company (as previously disclosed) has recently engaged Carl Marks Advisory Group to advise the Board on all of its alternatives with respect to the Company’s current financial situation.

The Company and the Board have been actively working to resolve the Company’s current financial situation with its lenders.  Carl Marks Advisory Group is advising the Board on its strategic alternatives for a resolution to the Company’s financial condition.  Carl Marks Advisory Group has also been engaged to act as the Company’s Chief Restructuring Advisor to assist the Company with its day-to-day operational needs.  There can be no assurance that the Company will be able to resolve its financial situation with its lenders.

In recent letters to the Board, Mr. Kim has, in general, expressed concerns about the Company’s current financial situation and the need for a plan to assess the Company’s options as soon as possible.  In this regard, Mr. Kim stated that he did not believe that others were acting with the necessary urgency given the Company’s financial situation.   Contrary to this statement, as has been disclosed, the Company is committed to and  is actively working to resolve the Company’s financial situation.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Kim with a copy of the disclosures it is making in this Item 5.02 report no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this document that address activities, events, conditions or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will not be able to refinance its debt or obtain requested amendments on terms acceptable to the Company or at all; the risk that the Company will be unable to maintain sufficient cash flow to fund its operations; and the risk that the Company may be forced to make a Chapter 11 bankruptcy filing to seek protection from its creditors or it may be forced to surrender certain properties securing its indebtedness in satisfaction of certain of its debt. Some of these risks are identified and discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.

(Registrant)

Date: February 23, 2015	By:	/s/ Samuel J. Furrow
Samuel J. Furrow
Interim Chief Executive Officer and Chairman
of the Board of Directors
(Principal Executive Officer)

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